SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made this __ day of June, 2014, by and between STATIONDIGITAL CORPORATION, a Delaware corporation ("Borrower"), and STEEL PIER CAPITAL ADVISORS, LLC, a Delaware limited liability company ("SPCA") in its capacity as collateral agent on behalf of the several purchasers (each a "Purchaser" and collectively, the "Purchasers") who have as of the date hereof, or will hereafter, enter into a Securities Purchase Agreement with the Borrower.

W I T N E S S E T H:

WHEREAS, The Borrower has issued and delivered, or will issue and deliver, to each Purchaser severally a 12% Senior Secured Convertible Note in the aggregate principal amount of up to Two Million and no/100 dollars ($2,000,000.00) (each a "Note" and collectively the "Notes"). Pursuant to the Notes, the Borrower has agreed to grant a security interest in and to the Collateral (as defined in this Agreement) on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, for and in consideration of the Debt (as defined in this Agreement), and of the premises and intending to be legally bound, the parties covenant and agree as follows:

1.            Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

"Accounts" shall have the meaning given to that term in the Code and shall include without limitation all rights of the Borrower, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

"As-extracted Collateral" shall have the meaning given to that term under the Code.

"Chattel Paper" shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Borrower, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

"Code" shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

"Collateral" shall mean all tangible and intangible assets of Borrower, including, without limitation, collectively the Accounts, As-extracted Collateral, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, all oil and gas in and extracted from any other Collateral, and Proceeds of each of them, as well as the meaning ascribed to that term in Section 2.

"Debt" shall mean (i) all indebtedness, both principal and interest, of the Borrower to the several Purchasers now or after the date of this Agreement evidenced by the Notes, (ii) all other debts, liabilities, duties and obligations of the Borrower to the Purchasers arising after the date of this Agreement contracted or incurred under or in connection with the Loan Documents, (iii) all costs and expenses incurred by the Purchasers in the collection of any of the indebtedness described in this paragraph or in connection with the enforcement of any of the duties and obligations of the Borrower to the Purchasers described in this paragraph, including reasonable attorneys fees and expenses, and (iv) all future advances made by the Purchasers for the maintenance, protection, preservation or enforcement of, or realization upon, the Collateral or any portion of the Collateral, including advances for storage, transportation charges, taxes, insurance, repairs and the like.

"Deposit Accounts" shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

"Documents" shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Borrower, whenever acquired.

"Equipment" shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Borrower and not included in Inventory of the Borrower, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

"Event of Default" shall mean (i) any of the Events of Default described in the Note or the Loan Documents, or (ii) any default by the Borrower in the performance of its obligations under this Agreement.

"Fixtures" shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

"General Intangibles" shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Borrower now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Borrower, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data now owned or acquired after the date of this Agreement by the Borrower.

"Instruments" shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Borrower.

"Inventory" shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Borrower and used or consumed in the Borrower's business, whenever acquired and wherever located.

"Investment Property," "Securities Intermediary" and "Commodities Intermediary" each shall have the meaning set forth in the Code.

"Know-How" means all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by the Borrower or any of its employees, agents or representatives relating to any goods or services sold or licensed or offered for sale or license by the Borrower or goods or services which the Borrower has a present intention to sell or license.

"Loan Documents" shall mean collectively, this Agreement, each Note, and each Securities Purchase Agreement and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, supplemented or modified from time to time.

"Permitted Liens" shall mean all (i) all existing liens on the assets of the Borrower that have been disclosed to the Purchasers by the Borrower in the Securities Purchase Agreements, and (ii) all purchase money security interests hereinafter incurred by the Borrower in the ordinary course of business to the extent permitted by the Securities Purchase Agreements.

"Proceeds" shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

"Securities Purchase Agreement" shall mean the Securities Purchase Agreement by and between the Borrower and each of the Purchasers party thereto dated as of even date herewith or hereafter.

"Trade Secret Rights" means all documentation, Know-How and other materials owned by the Borrower that is considered to be proprietary to the Borrower, is maintained on a confidential or secret basis, and is generally not known to other persons or entities who are not subject to confidentiality restrictions.

2.            Security Interest. As security for the full and timely payment of the Debt in accordance with the terms of the Debt and the performance of the obligations of the Borrower under the Notes and this Agreement, the Borrower agrees that the Purchasers shall have, and the Borrower grants and convey to and creates in favor of SPCA, as agent for the Purchasers, a security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Agreement by the Borrower. The security interest granted to the Purchasers in this Agreement shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens.

3.            Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a) The Borrower covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Agreement by the Borrower.

(b) The Purchasers or SPCA as their representative shall have the right, upon reasonable prior written notice to the Borrower and during the regular business hours of the Borrower, to examine and inspect the Collateral and to review the books and records of the Borrower concerning the Collateral that is now owned or acquired after the date of this Agreement by the Borrower and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) The Borrower shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned or acquired after the date of this Agreement by the Borrower at its various locations or, upon written notice to the Purchasers, at such other locations for which the Purchasers has filed financing statements, and at no other location without 20 days' prior written notice to the Purchasers, except that the Borrower shall have the right until one or more Events of Default shall occur to sell or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

(d) The Borrower shall not move the location of its principal executive offices without prior written notification to the Purchasers.

(e) Without the prior written consent of the Purchasers, the Borrower shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of its business.

(f) Promptly upon request of the Purchasers from time to time, the Borrower shall furnish the Purchasers with such information and documents regarding the Collateral and the Borrower's financial condition, business, assets or liabilities, at such times and in such form and detail as the Purchasers may request.

(g) At all times during the term of this Agreement, the Borrower shall deliver to SPCA, as agent for the Purchasers, upon its written request, without limitation, (i) all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Borrower's contracts or the performance of the Borrower's contracts, (ii) evidence of the Borrower's accounts and statements showing the aging, identification, reconciliation and collection thereof, and (iii) reports as to the Borrower's inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Borrower, and Borrower  shall take all necessary action during the term of this Agreement to perfect any and all security interests in favor of Borrower and to assign to Purchasers all such security interests in favor of Borrower.

(h) Notwithstanding the security interest in the Collateral granted to and created in favor of the Purchasers under this Agreement, the Borrower shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce its contract rights.

(i) After the occurrence of an Event of Default, SPCA shall have the right, in its sole discretion, to give notice of the Purchasers' security interest to account debtors obligated to the Borrower and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Purchasers and to enforce payment of the Accounts and the Chattel Paper and to enforce the Borrower's contract rights. It is understood and agreed by the Borrower that the Purchasers shall have no liability whatsoever under this subsection except for his own gross negligence or willful misconduct.

(j) At all times during the term of this Agreement, Borrower shall promptly deliver to the Purchasers, upon their written request, all existing leases, and all other leases entered into by Borrower from time to time, covering any Equipment or Inventory ("Leased Inventory") which is leased to third parties.

(k) Borrower shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Purchasers.

(l) Borrower shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Purchasers at least fifteen (15) days prior written notice thereof.

(m) The Borrower shall cooperate with SPCA, as agent for the Purchasers, at Borrower's expense, in perfecting Purchasers' security interest in any of the Collateral, including the execution of any control agreement(s) required in order to perfect Purchaser's security interest in the Deposit Accounts.

(n) SPCA, as agent for the Purchasers, may file any necessary financing statements and other documents SPCA deems necessary in order to perfect Purchasers' security interest without Borrower's signature. Borrower grants to SPCA, as agent for the Purchasers, a power of attorney for the sole purpose of executing any documents on behalf of Borrower which SPCA, as agent for the Purchasers, deems necessary to perfect SPCA's, as agent for the Purchasers, security interest. Such power, coupled with an interest, is irrevocable.

(o) The parties agree that the Purchasers shall have the right to designate and appoint a substitute collateral agent to act for and on behalf of the Purchasers with respect to the Collateral under this Agreement, provided that Borrower and SPCA are notified in writing at least ten (10) days in advance of such appointment.

4.            Actions with Respect to Accounts. The Borrower irrevocably makes, constitutes and appoints SPCA, as agent for the Purchasers, its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to the Borrower and at the Borrower's expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Purchasers and that the Purchasers has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Purchasers;

(d) Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Receive, open and dispose of all mail addressed to the Borrower;

(f) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Purchasers may:

(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Purchasers;

(2) Receive and collect all monies due or to become due to the Borrower pursuant to the Accounts;

(3) Exercise all of the Borrower's rights and remedies with respect to the collection of Accounts;

(4) Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(5) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Purchasers reasonably deems advisable;

(6) Prepare, file and sign the Borrower's name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7) Prepare, file and sign the Borrower's name or names on any notice of lien, claim of mechanic 's lien, assignment or satisfaction of lien or mechanic 's lien or similar document in connection with the Collateral;

(8) Endorse the name of the Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Purchasers, possession;

(9) Sign the name of the Borrower to verifications of Accounts and notices of Accounts sent by account debtors to the Borrower; or

(10) Take all other actions that the Purchasers reasonably deems to be necessary or desirable to protect the Borrower's interest in the Accounts.

(h) Negotiate and endorse any Document in favor of SPCA, as agent for the Purchasers, or its designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name of Borrower any instrument which the Purchasers may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Purchasers shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Borrower representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. The Borrower does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney 's own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Debt is paid in full (at which time this power shall terminate in full) and the Borrower shall have performed all of its obligations under this Agreement. The Borrower further agrees to use its reasonable efforts to assist the Purchasers in the collection and enforcement of the Accounts and will not hinder, delay or impede the Purchasers in any manner in its collection and enforcement of the Accounts.

5.            Preservation and Protection of Security Interest. The Borrower represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral from time to time owned or acquired by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Purchasers or in favor of the Purchasers, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming Purchasers has taken all required action to perfect a security interest in the Collateral as provided by the Code, the Borrower represents and warrants that as of the date of this Agreement the Purchasers has, and that all times in the future the Purchasers will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens. Except as permitted by this Agreement, the Borrower covenants and agrees that it shall not, without the prior written consent of the Purchasers (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Purchasers, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Purchasers or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Purchasers or those with respect to the Permitted Liens. The Borrower shall faithfully preserve and protect SPCA's, as agent for the Purchasers, security interest in the Collateral and shall, at its own cost and expense, cause, or assist SPCA, as agent for the Purchasers, to cause that security interest to be perfected and continue perfected so long as the Debt or any portion of the Debt is outstanding, unpaid or executory. For purposes of the perfection of SPCA's, as agent for the Purchasers, security interest in the Collateral in accordance with the requirements of this Agreement, the Borrower shall from time to time at the request of the Purchasers file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Purchasers may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Borrower shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices as SPCA, as agent for the Purchasers, in its discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement. The Borrower agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6.            Insurance. Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on the Borrower. The Borrower shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Purchasers in its sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, the Borrower shall promptly notify Purchasers of such loss, damage or destruction. At the reasonable request of the Purchasers, each of the Borrower's policies of insurance shall contain loss payable clauses in favor of the Borrower and the Purchasers as their respective interests may appear and shall contain provision for notification of the Purchasers thirty (30) days prior to the termination of such policy. At the request of SPCA, as agent for the Purchasers, copies of all such policies, or certificates evidencing the same, shall be deposited with the Purchasers. If the Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums when due, the Purchasers may (but shall not be obligated to) do so for the account of the Borrower and add the cost thereof to the Debt. The Purchasers is irrevocably appointed attorney-in-fact of the Borrower to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Purchasers will turn over to the Borrower the proceeds of any such insurance collected by it on the condition that the Borrower apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Purchasers), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of SPCA, as agent for the Purchasers, after payment in full of the Debt shall be paid over to the Borrower or its order.

7.            Maintenance and Repair. The Borrower shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Borrower fails to do so, SPCA, as agent for the Purchasers, may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Borrower and add the amount of such payments to the Debt.

8.            Preservation of Rights Against Third Parties; Preservation of Collateral in Purchaser's Possession. Until such time as the Purchasers exercise its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Borrower's contract rights, the Borrower assume full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Purchasers shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Purchasers takes such action for that purpose as the Borrower shall request in writing, provided that such requested action shall not, in the judgment of SPCA, as agent for the Purchasers, impair SPCA's, as agent for the Purchasers, security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Purchasers receives such written request in sufficient time to permit the Purchasers to take the requested action.

9.            Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur or shall exist, SPCA, as agent for the Purchasers, may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon fifteen (15) days prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as SPCA, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Purchasers, in its sole discretion, may elect, and at any such sale, SPCA, as agent for the Purchasers, may bid for and become the purchaser of any or all such Collateral. Pending any such action the Purchasers may liquidate the Collateral.

(b) if any one or more of the Events of Default shall occur or shall exist, SPCA, as agent for the Purchasers, may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower's liability under this Agreement or the Notes. The Borrower waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper or any of its contract rights and any other notices to which the Borrower may be entitled.

(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, SPCA, as agent for the Purchasers, shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives.

(d) SPCA, as agent for the Purchasers, shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 6, any Proceeds received by SPCA, as agent for the Purchasers, from insurance, first to the payment of the reasonable costs and expenses incurred by SPCA, as agent for the Purchasers, in connection with such sale or collection, including without limitation reasonable attorneys' fees and legal expenses, second to the payment of the Debt, whether on account of principal or interest or otherwise as SPCA, as agent for the Purchasers, in its sole discretion, may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default, the Borrower shall promptly upon written demand by SPCA, as agent for the Purchasers, assemble the Equipment, Inventory and Fixtures and make them available to the Purchasers at a place or places to be designated by the Purchasers. The rights of SPCA, as agent for the Purchasers, under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and SPCA, as agent for the Purchasers, may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10.            Defeasance. Notwithstanding anything to the contrary contained in this Agreement upon payment and performance in full of the Debt, this Agreement shall terminate and be of no further force and effect and SPCA, as agent for the Purchasers, shall thereupon terminate its security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of SPCA, as agent for the Purchasers, the Borrower may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate SPCA, as agent for the Purchasers, to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

11.            Miscellaneous.

(a) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b) No failure or delay on the part of SPCA, as agent for the Purchasers, in exercising any right, remedy, power or privilege under this Agreement and the Note shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Purchasers under this Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Purchasers under this Agreement, the Note and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Borrower, to:

StationDigital Corporation
5700 Oakland Avenue, #200, St. Louis, MO 63110
Attention: Terrance Taylor, CFO
Telephone: (877) 482-9585
Facsimile: (877) 482-9585
Mobile: 239-339-7903
Email: ttaylor@stationdigital.com

 If to SPCA, as agent for the Purchasers, to:

Steel Pier Capital Advisors, LLC
750 Lexington Avenue, 24nd Floor
New York, New York 10022
Telephone: (212) 994-9860
Facsimile: (646) 514-4385
Email: Mclofine@spcfund.com
Attention: Michael L. Clofine, CEO

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

(d) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the security interest in the Collateral, and the rights, duties and obligations of SPCA's, as agent for the Purchasers, and the Borrower with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.

(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page.

[Signature Page to StationDigital Security Agreement Follows]

[Signature Page to StationDigital Security Agreement]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

STATIONDIGITAL CORPORATION

By:__________________________
Name: Louis R. Rossi
Title: CEO

STEEL PIER CAPITAL ADVISORS, LLC

By:__________________________
                                                                      Name: Michael L. Clofine
                                                                      Title: CEO